Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Second Quarter 2023 Results
New York City, NY – July 31, 2023 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended June 30, 2023.
Reported GAAP net income of $39.6 million for the three months ended June 30, 2023, compared to $43.8 million for the three months ended March 31, 2023. Reported diluted earnings per share ("EPS") to common stockholders of $0.39 for the three months ended June 30, 2023, compared to $0.44 for the three months ended March 31, 2023.
Reported Distributable Earnings (a non-GAAP financial measure) of $63.5 million or $0.66 per diluted common share on a fully converted basis(1) for the three months ended June 30, 2023, respectively, compared to $44.8 million or $0.44 per diluted common share on a fully converted basis(1) for the three months ended March 31, 2023, respectively.
Second Quarter 2023 Summary
•Produced a second quarter GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 9.8% and 16.5%, respectively
•Book value of $15.85 per diluted common share on a fully converted basis(1), an increase of $0.07
•Declared second quarter common stock cash dividend of $0.355, representing a 9.0% yield on book value
•GAAP and Distributable Earnings dividend coverage of 111% and 185%, respectively
•Closed $230 million of new investments at a weighted average spread of 432 basis points
•Total liquidity of $1.2 billion, which includes $225 million in cash
•Repurchased 444,726 shares of common stock at an average price of $12.36 per share for an aggregate of $5.5 million
•Received proceeds of $96 million on the Brooklyn hotel loan, representing the full principal amount of the loan and approximately $20 million in additional proceeds after payment of all related closing expenses

Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “FBRT posted strong earnings producing a 16.5% distributable earnings return on equity and comfortably covering our common stock dividend. The credit quality of our portfolio and our liquidity cushion positions us well as we move into the second half of 2023."
Further commenting on the Company's results, Michael Comparato, President of FBRT, added, “Our portfolio is conservatively positioned and is further enhanced by a strong balance sheet with low leverage. Given the turbulence of the market, we continue to aggressively monitor our portfolio and remain disciplined in our asset selection. In addition, we are actively exploring generative artificial intelligence (“AI”) to assess how AI can incrementally enhance our processes.”
Core portfolio: For the quarter ended June 30, 2023, the Company closed $230 million of loan commitments and funded $281 million of principal balance on new and existing loans. FBRT received loan repayments of $232 million. The Company's core portfolio at the end of the quarter consisted of 156 loans with an aggregate principal balance of approximately $5.1 billion. The average loan size was approximately $33 million. Over 99% of the aggregate principal balance of FBRT's portfolio is in senior mortgage loans, with approximately 98% in floating rate loans. Approximately 77% of the portfolio is collateralized by multifamily properties. The Company's exposure to office loans is 6%. As of June 30, 2023, the Company had five loans on its watch list (risk rating of four or five).
On April 18, 2023, the Company announced the successful completion of the sale of the Williamsburg Hotel, FBRT’s Brooklyn hotel loan. The sale closed for a total sale price of $96 million, comprising cash and new indebtedness. As a result of the sale, the Company received the full principal amount of the loan and approximately $20 million of additional proceeds after payment of all related closing expenses. As such, the loan has been removed from watch list.
Conduit: For the quarter ended June 30, 2023, the Company closed $76 million of fixed rate loans that were sold or will be sold through FBRT's conduit program. For the same period, the Company sold $58 million of conduit loans for a gain of $2.1 million, gross of related derivatives.

1 Fully converted per share information in this press release assumes applicable conversion of the Company's series of outstanding convertible preferred stock into common stock and full vesting of the Company's outstanding equity compensation awards.

Allowance for credit losses: During the quarter, FBRT recognized an incremental provision for credit losses of approximately $21.6 million, with $11.9 million of the increase related to an asset-specific provision.
Book Value
As of June 30, 2023, book value was $15.85 per diluted common share on a fully converted basis(1).
Share Repurchase Program
The Company has a $65 million share repurchase program. During the quarter, the Company repurchased 444,726 shares of FBRT's common stock at an average gross price of $12.36 per share, inclusive of any broker's fees or commissions, for an aggregate of $5.5 million. The Company did not repurchase any additional shares subsequent to the quarter ended. As of July 26, 2023, $39.3 million remains available under the $65 million share repurchase program.
Subsequent Event
On July 17, 2023, the Company called all of the outstanding notes issued by BSPRT 2019-FL5 Issuer, Ltd., a wholly owned indirect subsidiary of the Company. The outstanding principal of the notes on the date of the call was $122.0 million. The Company will recognize all the remaining unamortized deferred financing costs of $2.9 million as Interest expense in the Company's consolidated statements of operations in the third quarter of 2023, which will be a non-cash charge.
Distributable Earnings and Run-Rate Distributable Earnings
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and residential adjustable-rate mortgage pass-through securities ("ARM Agency Securities" or "ARMS"), including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) loan workout charges, (vii) realized gains and losses on debt extinguishment, (viii) certain other non-cash items, and (ix) impairments of acquisition assets related to the Capstead merger. Further, Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before trading and derivative gain/loss on ARMs.
The Company believes that Distributable Earnings and Run-Rate Distributable Earnings provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of its common stock as historically, over time, Distributable Earnings has been an indicator of dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. The Company believes Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of its core businesses, net of the impacts of the realized trading and derivative gain/loss on the residential adjustable-rate mortgage securities acquired from Capstead, which the Company is actively in the process of liquidating from its portfolio.
Distributable Earnings and Run-Rate Distributable Earnings do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Run-Rate Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Run-Rate Distributable Earnings included at the end of this release for further information.
Supplemental Information
The Company has published a supplemental earnings presentation for the quarter ended June 30, 2023 on its website to provide additional disclosure and financial information. These materials can be found on FBRT’s website at http://www.fbrtreit.com under the Presentations tab.
1 Fully converted per share information in this press release assumes applicable conversion of the Company's series of outstanding convertible preferred stock into common stock and full vesting of the Company's outstanding equity compensation awards.

Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Tuesday, August 1, 2023, at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10180657/f9e08ee979. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com/?id=sIB611E6. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through FBRT's website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of June 30, 2023, FBRT had approximately $6.0 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$224,696	$179,314
Restricted cash	7,444	11,173
Commercial mortgage loans, held for investment, net of allowance for credit losses of $38,932 and $40,848 as of June 30, 2023 and December 31, 2022, respectively	5,023,579	5,228,928
Commercial mortgage loans, held for sale, measured at fair value	34,250	15,559
Real estate securities, trading, measured at fair value (includes pledged assets of $118,455 and $227,610 as of June 30, 2023 and December 31, 2022, respectively)	125,215	235,728
Real estate securities, available for sale, measured at fair value, amortized cost of $192,471 and $220,635 as of June 30, 2023 and December 31, 2022, respectively (includes pledged assets of $181,463 and $198,429 as of June 30, 2023 and December 31, 2022, respectively)	191,849	221,025
Derivative instruments, measured at fair value	251	415
Receivable for loan repayment (1)	66,835	42,557
Accrued interest receivable	38,348	34,007
Prepaid expenses and other assets	15,862	15,795
Intangible lease asset, net of amortization	66,008	54,831
Real estate owned, net of depreciation	179,252	127,772
Real estate owned, held for sale	11,760	36,497
Total assets	$5,985,349	$6,203,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,031,984	$3,121,983
Repurchase agreements - commercial mortgage loans	695,039	680,859
Repurchase agreements - real estate securities	289,993	440,008
Mortgage note payable	23,998	23,998
Other financing and loan participation - commercial mortgage loans	82,348	76,301
Unsecured debt	81,246	98,695
Derivative instruments, measured at fair value	299	64
Interest payable	12,669	12,715
Distributions payable	36,221	36,317
Accounts payable and accrued expenses	12,460	17,668
Due to affiliates	15,929	15,429
Intangible lease liability, net of amortization	13,664	6,428
Total liabilities	$4,295,850	$4,530,465
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of June 30, 2023 and December 31, 2022	$89,748	$89,748
Redeemable convertible preferred stock Series I, $0.01 par value, none authorized and outstanding as of June 30, 2023, 1,000 authorized and 1,000 issued and outstanding as of December 31, 2022	—	5,000
Total redeemable convertible preferred stock	$89,748	$94,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of June 30, 2023 and December 31, 2022	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,019,881 and 82,992,784 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	822	826
Additional paid-in capital	1,600,036	1,602,247
Accumulated other comprehensive income (loss)	(1,299)	390
Accumulated deficit	(288,380)	(299,225)
Total stockholders' equity	$1,569,921	$1,562,980
Non-controlling interest	29,830	15,408
Total equity	$1,599,751	$1,578,388
Total liabilities, redeemable convertible preferred stock and equity	$5,985,349	$6,203,601
______________________________________________________________________
(1) Includes $66.1 million and $42.5 million of cash held by servicer related to the CLOs as of June 30, 2023 and December 31, 2022, respectively, as well as $0.8 million and $0.1 million of residential mortgage-backed securities ("RMBS") principal paydowns receivable as of June 30, 2023 and December 31, 2022, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Income
Interest income	$152,892	$70,213	$283,428	$145,471
Less: Interest expense	75,299	32,807	146,374	55,287
Net interest income	77,593	37,406	137,054	90,184
Revenue from real estate owned	6,438	2,312	9,750	4,624
Total income	$84,031	$39,718	$146,804	$94,808
Expenses
Asset management and subordinated performance fee	$8,900	$6,601	16,985	13,346
Acquisition expenses	283	319	661	634
Administrative services expenses	3,398	3,048	7,427	6,401
Professional fees	2,794	8,054	7,608	14,213
Share-based compensation	1,228	682	2,250	1,182
Depreciation and amortization	2,196	1,296	4,001	2,591
Other expenses	4,301	1,663	6,467	3,425
Total expenses	$23,100	$21,663	$45,399	$41,792
Other income/(loss)
(Provision)/benefit for credit losses	(21,624)	(32,530)	(25,984)	(31,575)
Realized gain/(loss) on extinguishment of debt	270	15	5,037	15
Realized gain/(loss) on sale of available for sale trading securities	—	—	596	—
Realized gain/(loss) on sale of commercial mortgage loans, held for sale	—	39	—	39
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	2,094	(1,833)	2,094	56
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	(303)	(2,797)	44	(3,736)
Gain/(loss) on other real estate investments	(1,691)	—	(3,030)	(29)
Trading gain/(loss)	(946)	(22,538)	2,022	(110,973)
Unrealized gain/(loss) on derivatives	393	(9,427)	73	(14,390)
Realized gain/(loss) on derivatives	573	25,193	617	59,223
Total other income/(loss)	$(21,234)	$(43,878)	$(18,531)	$(101,370)
Income/(loss) before taxes	39,697	(25,823)	82,874	(48,354)
(Provision)/benefit for income tax	(53)	114	609	138
Net income/(loss)	$39,644	$(25,709)	$83,483	$(48,216)
Net (income)/loss attributable to non-controlling interest	(41)	—	(50)	—
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$39,603	$(25,709)	$83,433	$(48,216)
Less: Preferred stock dividends	6,749	6,955	13,497	27,966
Net income/(loss) applicable to common stock	$32,854	$(32,664)	$69,936	$(76,182)

Basic earnings per share	$0.39	$(0.43)	$0.83	$(1.27)
Diluted earnings per share	$0.39	$(0.43)	$0.83	$(1.27)
Basic weighted average shares outstanding	82,252,979	75,837,621	82,512,434	59,985,361
Diluted weighted average shares outstanding	82,252,979	75,837,621	82,512,434	59,985,361

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Run-Rate Distributable Earnings as of the three and six months ended June 30, 2023 and June 30, 2022 (amounts in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Net Income (Loss)	$39,644	$(25,709)	$83,483	$(48,216)
Adjustments:
CLO amortization acceleration (1)	(1,197)	3,202	(2,665)	2,225
Unrealized (gain)/loss on financial instruments (2)	1,601	12,224	2,913	18,122
Unrealized (gain)/loss - ARMs	1,149	7,658	415	35,120
Subordinated performance fee (3)	2,614	(3,456)	2,020	(3,456)
Non-Cash Compensation Expense	1,228	—	2,250	—
Depreciation and amortization	2,196	1,296	4,001	2,591
(Reversal of)/Provision for credit losses	21,624	32,530	25,984	31,575
Loan workout charges/(loan workout recoveries) (4)	(5,105)	3,000	(5,105)	4,900
Realized gain on debt extinguishment	(270)	—	(5,037)	—
Realized trading and derivatives (gain)/loss on ARMs	(202)	(5,946)	(2,436)	22,082
Run Rate Distributable Earnings (5)	$63,282	$24,799	$105,823	$64,943
Realized trading and derivatives gain/(loss) on ARMs	202	5,946	2,436	(22,082)
Distributable Earnings	$63,484	$30,745	$108,259	$42,861
7.5% Cumulative Redeemable Preferred Stock, Series E Dividend	(4,842)	(4,842)	$(9,683)	$(9,683)
Noncontrolling interests in joint ventures net income/(loss)	(41)	—	(50)	—
Depreciation and amortization attributed to noncontrolling interests of joint ventures	(426)	—	(787)	—
Distributable Earnings to Common	$58,175	$25,903	$97,739	$33,178
Average Common Stock & Common Stock Equivalents	1,413,493	1,470,643	1,408,571	1,495,106
GAAP Net Income/(Loss) ROE	9.8%	(8.3)%	5.2%	(3.9)%
Run-Rate Distributable Earnings ROE	16.4%	5.4%	6.8%	3.7%
Distributable Earnings ROE	16.5%	7.0%	6.9%	2.2%
GAAP Net Income/(Loss) Per Share, Diluted	$0.39	$(0.43)	$0.83	$(1.27)
GAAP Net Income/(Loss) Per Share, Fully Converted (6)	$0.39	$(0.34)	$0.83	$(0.64)
Run-Rate Distributable Earnings Per Share, Fully Converted (6)	$0.66	$0.22	$1.07	$0.61
Distributable Earnings Per Share, Fully Converted (6)	$0.66	$0.29	$1.10	$0.37
___________________________________________________________________
(1) Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payments of the subordinated performance fee made during the period.
(4) Represents loan workout charges the Company incurred, which the Company deemed likely to be recovered. Reversal of loan workout charges represent recoveries received. During the second quarter of 2023, the Company recovered $5.1 million of loan workout charges, in aggregate, related to the loan workout charges incurred in the first, second, and third quarters of 2022 amounting to $1.9 million, $3.0 million, and $0.2 million, respectively.
(5) Distributable Earnings before realized trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure).
(6) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.